Exhibit 99.1

Form 3 Joint Filer Information
Names of Joint Filers:
Canaan VIII L.P.
Canaan Partners VIII LLC
Canaan Management, Inc.

Address of Joint Filers:
c/o Canaan Partners
285 Riverside Avenue, Suite 250
Westport, CT 06880

Designated Filer:
Canaan VIII L.P.
Issuer and Ticker Symbol:
Durata Therapeutics, Inc. [DRTX]
Date of Event:
July 24, 2012

Signatures of Joint Filers:
Canaan VIII L.P.
By: Canaan Partners VIII LLC
Its Sole General Partner
 By: /s/ Jaime E. Slocum
        Attorney-in-Fact
Canaan Partners VIII LLC
By: /s/ Jaime E. Slocum
 Attorney-in-Fact

Canaan Management, Inc.
By: /s/ Eric A. Young
 Vice-President